As filed with the Securities and Exchange Commission on December 21, 2018.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________
Bandwidth Inc.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	56-2242657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
900 Main Campus Drive
Raleigh, NC 27606
(800) 808-5150
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_____________________________
David A. Morken
Chairman and Chief Executive Officer
Bandwidth Inc.
900 Main Campus Drive
Raleigh, NC 27606
(800) 808-5150
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_____________________________
Copies to:

Michael Benjamin, Esq. John Chory, Esq. Shagufa Hossain, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 (212) 906-1200
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/proposed maximum offering price per unit/proposed maximum aggregate offering price	Amount of registration fee
Class A common stock, $0.001 par value per share	$(1)(2)	$
Preferred stock, $0.001 par value per share	(1)(2)
Warrants	(1)
Total	$200,000,000(3)		$24,240(4)

(1)	An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices.

(2)	Includes rights to acquire Class A common stock or preferred stock of the Company under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(3)
Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Class A common stock that are issued upon conversion of preferred stock or upon exercise of Class A common stock warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $200,000,000.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
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The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)
Issued December 21, 2018

$200,000,000
COMMON STOCK
PREFERRED STOCK
WARRANTS
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We may offer from time to time:

•	Shares of our Class A common stock;

•	Shares of our preferred stock; and

•	Warrants to purchase any of the other securities that may be sold under this prospectus.
The securities we offer will have an aggregate public offering price of up to $200,000,000. This prospectus provides you with a general description of the securities. We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any prospectus supplement carefully before you invest.
We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “BAND.” On December 20, 2018, the last reported sale price of our common stock on the NASDAQ Global Select Market was $38.44 per share.
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INVESTING IN OUR SECURITIES INVOLVES RISKS.
SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is                      , 2019.

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i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount for all offerings of $200,000,000 in the aggregate, denominated in U.S. dollars or the equivalent in foreign currencies, currency units or composite currencies. This prospectus provides a general description of the securities we may offer. Each time we sell securities under this shelf registration statement, a prospectus supplement to this prospectus will be provided that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement (including any information incorporated by reference therein). Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
We are responsible for the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” contains forward-looking statements. In some cases you can identify these statements by forward-looking words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

iii

OUR COMPANY
We are a leading cloud-based communications platform for enterprises in the United States. Our solutions include a broad range of software application programming interfaces (“APIs”) for voice and text functionality and our owned and managed, purpose-built Internet protocol (“IP”) voice network, one of the largest in the nation. Our sophisticated and easy-to-use software APIs allow enterprises to enhance their products and services by incorporating advanced voice and text capabilities. Companies use our platform to more frequently and seamlessly connect with their end users, add voice calling capabilities to residential Internet of Things (“IoT”) devices, offer end users new mobile application experiences and improve employee productivity, among other use cases. By owning and operating a capital-efficient, purpose-built IP voice network, we are able to offer advanced monitoring, reporting and analytics, superior customer service, dedicated operating teams, personalized support, and flexible cost structures. Over the last ten years, we have pioneered the Communications platform-as-a-service (“CPaaS”) space through our innovation-rich culture and focus on empowering enterprises with end-to-end communications solutions.
As technologies evolve and new mobile applications and connected devices proliferate, enterprises must adapt and innovate their communications solutions to create a “connected” experience anywhere, anytime, on any device. Enterprises looking to capitalize on trends such as voice as an interface and application-to-person (“A2P”) messaging need solutions that are reliable, secure, scalable and cost-efficient. Most software-powered communications providers rely heavily on leased networks and cannot provide enterprise-grade service and support. We believe traditional large-scale network providers lack the capabilities to build robust software platforms for agile development of communications solutions. Enterprises focus on their core businesses and lack the technical know-how or strategic flexibility to build the customized solutions they require in-house. As a result, enterprises need a third-party, end-to-end, cloud-based software solution that eliminates the complexity and expense of building and maintaining their own communications platform.
Our solutions address enterprises’ communications needs, and we believe they are shaping the future of how enterprises connect through embedded voice and text for applications and devices. At the core of our solutions are our communications software APIs, which allow companies to build products and services on top of our cloud-based, out-of-the-box software. Our software APIs include pre-defined functions that are easily customizable for specific use cases without the challenge and expense of building and deploying complex code. Moreover, our platform collects and analyzes terabytes of call and messaging data records in real-time and provide a seamless integration to CRM and Business Intelligence analytics tools to provide meaningful data driven actionable insights for critical business decisions. Customers can then launch and scale applications and solutions with reliability using our own nationwide IP voice network. Our voice software APIs allow enterprises to make and receive phone calls and create advanced voice experiences. Integration with our purpose-built IP voice network ensures enterprise-grade functionality and secure, high-quality connections. Our messaging software APIs provide enterprises with advanced tools to connect with end users via messaging. Our customers also use our solutions to enable 911 response capabilities, real-time provisioning and activation of phone numbers and toll-free number messaging.
We are the only CPaaS provider in the industry with our own nationwide IP voice network, which we have purpose-built for our platform. Our network is capital-efficient and custom-built to support the applications and experiences that make a difference in the way enterprises communicate. Since a communications platform is only as strong as the network that backs it, we believe our network provides a significant competitive advantage in the control, quality, pricing power and scalability of our offering. We are able to control the quality and provide the support our customers expect, as well as efficiently meet scalability and cost requirements.
Our customers currently include only enterprises, which includes large enterprises, small and medium-sized businesses, emerging technology companies and any other business. Our customers operate in a diverse set of industries, including technology, communications, hospitality and services, that need to launch and scale robust communications experiences. Our customers choose Bandwidth because we empower them to embed seamless communications within their products and services in a reliable, flexible, scalable and cost-efficient manner. Our customers include Google Voice, Microsoft Office 365 Skype for Business, Cisco Webex, Dialpad, RingCentral, GoDaddy, Kipsu, Rover and ZipRecruiter, among many others. We do not currently have any consumer or residential customers, although our enterprise customers may utilize our solutions to serve their own consumer or residential customers or end users.
We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 900 Main Campus Drive, Suite 100, Raleigh, North Carolina 27606, and our telephone number is (800) 808-5150. Our website address is www.bandwidth.com. Our website and the information contained on, or that can be accessed through, our website are not part of this prospectus.

RISK FACTORS
Investment in our securities involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as well as the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

GENERAL DESCRIPTION OF SECURITIES THAT WE MAY SELL
We may offer and sell, at any time and from time to time:

•	Shares of our Class A common stock, par value $0.001 per share,

•	Shares of our preferred stock, par value $0.001 per share,

•	Warrants to purchase any of the other securities that may be sold under this prospectus, or

•	Any combination of these securities.
The terms of any securities we offer will be determined at the time of sale. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.
Class A Common Stock
We may offer shares of our Class A common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our Class A common stock. Holders of our Class A common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a cash dividend. Each holder of Class A common stock is entitled to one vote per share. The holders of Class A common stock have no preemptive rights.
Preferred Stock
Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix or alter the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock.
Each series of preferred stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding-up, voting rights and rights to convert into common stock.
Warrants
We may issue warrants for the purchase of common stock, preferred stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with other securities.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 120,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is divided into two classes, Class A common stock and Class B common stock. Our authorized Class A common stock consists of 100,000,000 shares and our authorized Class B common stock consists of 20,000,000 shares.
The following description of our capital stock and provisions of our second amended and restated certificate of incorporation and second amended and restated bylaws are summaries and are qualified by reference to the second amended and restated certificate of incorporation and second amended and restated bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.
Class A Common Stock and Class B Common Stock
As of December 14, 2018, there were (i) 12,898,762 shares of our Class A common stock outstanding and held of record by 43 stockholders and (ii) 6,521,182 shares of Class B common stock outstanding and held of record by 32 stockholders.
Voting Rights
Holders of our Class A common stock and Class B common stock have identical rights, provided that, except as otherwise expressly provided in our second amended and restated certificate of incorporation or required by applicable law, on any matter that is submitted to a vote of our stockholders, holders of our Class A common stock are entitled to one vote per share of Class A common stock and holders of our Class B common stock are entitled to ten votes per share of Class B common stock. Holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters (including the election of directors) submitted to a vote of stockholders, except that there will be a separate vote of our Class A common stock and Class B common stock in the following circumstances:

•
if we were to seek to amend our second amended and restated certificate of incorporation to increase or decrease the par value of a class of our common stock, then that class would be required to vote separately to approve the proposed amendment; and

•
if we were to seek to amend our second amended and restated certificate of incorporation in a manner that alters or changes the powers, preferences or special rights of a class of our common stock in a manner that affected its holders adversely, then that class would be required to vote separately to approve the proposed amendment.

Our second amended and restated certificate of incorporation provides that we may not increase or decrease the authorized number of shares of Class A common stock or Class B common stock without the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class. In addition, we may not issue any shares of Class B common stock, unless that issuance is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock.
We have not provided for cumulative voting for the election of directors in our second amended and restated certificate of incorporation.
Economic Rights
Except as otherwise expressly provided in our second amended and restated certificate of incorporation or required by applicable law, shares of Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters, including, without limitation, those described below.

Dividends. Any dividend or distributions paid or payable to the holders of shares of Class A common stock and Class B common stock shall be paid pro rata, on an equal priority, pari passu basis, unless different treatment of the shares of each such class is approved by the affirmative vote of the holders of a majority of the outstanding shares of the applicable class of stock treated adversely, voting separately as a class; provided, however, that if a dividend or distribution is paid in the form of Class A common stock or Class B common stock (or rights to acquire shares of Class A common stock or Class B common stock), then the holders of the Class A common stock shall receive Class A common stock (or rights to acquire shares of Class A common stock) and holders of Class B common stock shall receive Class B common stock (or rights to acquire shares of Class B common stock).
Liquidation. In the event of our liquidation, dissolution or winding-up, upon the completion of the distributions required with respect to any series of preferred stock that may then be outstanding, our remaining assets legally available for distribution to stockholders shall be distributed on an equal priority, pro rata basis to the holders of Class A common stock and Class B common stock.
Subdivisions and Combinations. If we subdivide or combine in any manner outstanding shares of Class A common stock or Class B common stock, then the outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and by the affirmative vote of the holders of a majority of the outstanding shares of Class B common stock, each voting separately as a class.
Change of Control Transaction. In connection with any change of control, the holders of Class A common stock and Class B common stock will be treated equally and identically with respect to shares of Class A common stock or Class B common stock owned by them, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and Class B common stock, each voting separately as a class.
Conversion
Each share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon (a) any transfer, whether or not for value and whether voluntary or involuntary or by operation of law, except for certain transfers described in our second amended and restated certificate of incorporation, including, without limitation, certain transfers for tax and estate planning purposes, (b) the date specified by the affirmative vote of the holders of at least 66⅔% of the outstanding shares of Class B common stock and (c) certain stockholders beneficially owning, directly or indirectly, in the aggregate less than 40% of the number of shares of Class B common stock held by such stockholders.
Preferred Stock
Under the terms of our second amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from seeking to acquire, a majority of our outstanding voting stock. As of the date hereof, there are no shares of preferred stock outstanding, and we have no present plans to issue any shares of preferred stock.

Options
As of December 14, 2018, we had outstanding options to purchase (i) an aggregate of 1,922,169 shares of our Class A common stock under our 2010 Plan, at a weighted-average exercise price of $7.27 per share and (ii) 16,878 shares of our Class A common stock under our 2017 Plan, at a weighted-average exercise price of $22.81 per share.
Restricted Stock Units
As of December 14, 2018, we had outstanding restricted stock units of 325,730 under our 2017 Plan.
Registration Rights
We entered into an Investors’ Rights Agreement with certain holders of shares of our common stock, which we refer to as registrable shares. Under the Investors’ Rights Agreement, holders of registrable shares can demand that we file a registration statement and/or can request that their registrable shares be covered by a registration statement that we are otherwise filing, as described below.
Demand Registration Rights. At any time, the holders of registrable shares entitled to demand registration rights may request that we register all or a portion of their registrable shares for sale under the Securities Act, so long as the request for such registration is for at least 25% of all registrable shares then outstanding (or a lesser percentage if the anticipated aggregate offering price would exceed $10 million). We will effect the registration as requested unless, in the good faith judgment of our board of directors, such registration should be delayed. We may be required to effect two of these registrations. In addition, when we are eligible for the use of Form S-3, or any successor form, holders of registrable shares entitled to demand registration rights may make unlimited requests that we register all or a portion of their registrable shares for sale under the Securities Act on Form S-3, or any successor form, having an anticipated aggregate offering price, net of selling expenses, of at least $3 million so long as the request for registration is for at least 20% of all registrable shares then outstanding.
Incidental Registration Rights. In addition, if at any time we register any shares of our common stock, the holders of all registrable shares are entitled to notice of the registration and to include all or a portion of their registrable shares in the registration.
Other Provisions. In the event that any registration in which the holders of registrable shares participate pursuant to the Investors’ Rights Agreement is an underwritten public offering, the number of registrable shares to be included may, in specified circumstances, be limited due to market conditions.
We will pay all registration expenses related to any demand or incidental registration, other than underwriting discounts, selling commissions and the fees and expenses of the selling stockholders’ own counsel, other than the reasonable fees and disbursements of one counsel for the selling stockholders. Our Investors’ Rights Agreement contains customary cross-indemnification provisions, pursuant to which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions in the registration statement attributable to them.
Anti-Takeover Provisions
We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Removal of Directors
Our second amended and restated certificate of incorporation and our second amended and restated bylaws provide that a director may be removed only for cause and only by the affirmative vote of the holders of at least 66⅔% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.
The limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Super-Majority Voting
The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our second amended and restated bylaws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 66⅔% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. In addition, the affirmative vote of the holders of at least 66⅔% of the votes which all our stockholders would be entitled to cast in an election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our second amended and restated certificate of incorporation described in this paragraph and the section captioned “—Removal of Directors.”
Stockholder Action; Special Meeting of Stockholders
Our second amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Our second amended and restated certificate of incorporation and our second amended and restated bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our Chief Executive Officer or our board of directors.
Exclusive Jurisdiction
Our second amended and restated bylaws provide that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or other employees to us or to our stockholders, any action asserting a claim governed by the internal affairs doctrine or any action asserting a claim arising pursuant to the Delaware General Corporation Law.
Authorized but Unissued Shares
The authorized but unissued shares of our Class A common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing
Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “BAND”.

DESCRIPTION OF WARRANTS
We may issue warrants, including warrants to purchase preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.
The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrant holder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. You should read the particular terms of any warrants that we offer and any warrant agreement relating to any warrants described in more detail in a prospectus supplement and any related free writing prospectus. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the warrants being offered.
Warrants
We may issue warrants in the future. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•
the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•	the aggregate number of the warrants,

•
the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the warrants,

•
the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	the terms of any rights to redeem or call the warrants,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not be entitled:

•	to vote, consent or receive dividends,

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter, or

•	exercise any rights as stockholders of Bandwidth.
Exercise of Warrants
We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amounts of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

PLAN OF DISTRIBUTION
We may offer and sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers or through a combination of these methods. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to such prevailing market prices, or

•	at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including (i) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (ii) if a fixed price offering, the public offering price of the securities and the proceeds from the sale; (iii) any options under which underwriters may purchase additional securities from us; (iv) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (v) terms and conditions of the offering; and (vi) any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, the purchasers of securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Each series of securities will be a new issue of securities and will have no established trading market, other than our Class A common stock, which is listed on the NASDAQ Global Select Market. The securities other than the Class A common stock may or may not be listed on a national securities exchange and no assurance can be given that there will be a secondary market for any such securities or liquidity in the secondary market if one develops. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment to this registration statement.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Bandwidth Inc. appearing in Bandwidth Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports and other information with the SEC. You may read and obtain copies at prescribed rates of any document that we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our common stock is traded on the Global Select Market of the NASDAQ Stock Market. Material filed by us can be inspected at the offices of the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.
INFORMATION INCORPORATED BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities described in this prospectus (other than information that is furnished and not deemed filed under the Exchange Act). Such information will be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 26, 2018;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 4, 2018, August 3, 2018 and November 1, 2018, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2018;

•	Our Current Reports on Form 8-K filed with the SEC on January 17, 2018, February 9, 2018, May 18, 2018, October 30, 2018 and December 21, 2018.

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 8, 2017, and any amendment or report filed with the SEC for the purpose of updating such description.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus.
You may request a free copy of these filings by writing or telephoning us at the following address or telephone number:
Bandwidth Inc.
Attention: Corporate Secretary
900 Main Campus Drive, Suite 100
Raleigh, NC 27606
Telephone: (800) 808-5150
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$24,240
FINRA filing fee	$(1)
NASDAQ supplemental listing fee	$(1)
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Blue Sky, qualification fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Warrant agent fees and expenses	$(1)
Miscellaneous	$(1)
Total	$(1)
_________________

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
Section 145(a) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the Delaware General Corporation Law provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the Delaware General Corporation Law.
We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our second amended and restated certificate of incorporation and bylaws.
We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.
Item 16. Exhibits
See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.
Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    If the registrant is relying on Rule 430B

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
If applicable, the undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

EXHIBIT INDEX

Exhibit number	Description of Exhibit	From	File No.	Exhibit	Filing Date	Filed Herewith
1.1*	Form of Underwriting Agreement.
3.1	Second Amended and Restated Certificate of Incorporation.	Q3 10-Q	001-38285	3.1	12/14/2017
3.2	Second Amended and Restated Bylaws.	Q3 10-Q	001-38285	3.2	12/14/2017
4.1	Investors’ Rights Agreement.	S-1	333-220945	4.2	10/13/2017
4.2	Form of Buy-Sell Agreement.	S-1	333-220945	4.3	10/13/2017
4.3*	Form of Certificate of Designation.
4.4*	Form of Warrant.
5.1	Opinion of Latham & Watkins LLP.					X
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X
24.1	Power of Attorney (included on signature page).					X
________________

*	To be filed by amendment or as an exhibit to a report on Form 8-K pursuant to Item 601 of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Raleigh, state of North Carolina, on the 21st day of December, 2018.

BANDWIDTH INC.

By:	/s/ David A. Morken
David A. Morken
Co-Founder, Chief Executive Officer and Chairman
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned directors and officers of Bandwidth Inc. (the “Company”), hereby severally constitute and appoint David A. Morken, John C. Murdock, Jeffrey A. Hoffman and W. Christopher Matton, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David A. Morken	Co-Founder, Chief Executive Officer and	December 21, 2018
David A. Morken	Chairman (Principal Executive Officer)

/s/ Jeffrey A. Hoffman	Chief Financial Officer (Principal Financial	December 21, 2018
Jeffrey A. Hoffman	Officer and Principal Accounting Officer)

/s/ Brian D. Bailey	Director	December 21, 2018
Brian D. Bailey

/s/ John C. Murdock	Director	December 21, 2018
John C. Murdock

/s/ Lukas M. Roush	Director	December 21, 2018
Lukas M. Roush

/s/ Douglas A. Suriano	Director	December 21, 2018
Douglas A. Suriano